Exhibit 10.8
Translated from Hebrew

MANAGEMENT SERVICES AGREEMENT

Executed on this fifth day of the month of October, 2006

Between:	RRSat Global Communications Network Ltd.
(Hereinafter – “the Company”)

and between:	Del-Ta Engineering Equipment Ltd.
(Hereinafter – “Del-Ta”)

and between:	Kardan Communications Ltd.
(Hereinafter – “Kardan”)

WHEREAS Del-Ta and Kardan are prepared to continue to make different services available to the Company from time to time, as detailed in this agreement hereinafter, and all in accordance with the needs of the Company; and

WHEREAS The parties intend to set out in writing the agreement reached by them in this matter, and all in accordance with and subject to the terms of this agreement hereinafter:

Therefore the parties declare, confirm and agree as follows:

1.               The Introduction to this agreement forms part of this agreement.

2.               Del-Ta will make the following services available to the Company:

2.1                                                         Consultations and participation in meetings with the Chief Executive Officer of the Company and its senior officers;

2.2                                                         Assistance in the selection of consultants, defining areas of operation and associated processes;

2.3                                                         Consultation, support and assistance in effecting transactions with customers and suppliers;

2.4                                                         Finding business opportunities for the Company;

2.5                                                         Providing financial and strategic consultation in all matters connected to the operations of the Company;

2.6                                                         Assistance in negotiations with other parties in implementing the commercial activities of the Company, whether in existing areas of operation or in new areas;

2.7                                                         Assistance in raising capital for the purpose of expansion; and

2.8                                                         Assistance in dealings with Government authorities including Government ministries.

The range of services provided as mentioned above will be agreed upon by the Company and Del-Ta from time to time, in accordance with the needs of the Company.

3.               For the services specified above, the Company will pay to Del-Ta a fixed annual amount of US$235,000 (plus VAT), or a pro rata portion thereof for a period of less than a year, according to the representative exchange rate of the US dollar on the day of the payment.

The amount specified in this clause 3 will be paid by the Company in four equal quarterly installments. Each installment will be paid at the end of each quarter.

4.               Kardan will make the following services available to the Company:

4.1                                 Assistance in the selection of consultants, defining areas of operation and associated processes;

4.2                                 Consultation, support and assistance in effecting transactions with customers and suppliers;

4.3                                 Finding business opportunities for the Company;

4.4                                 Providing financial and strategic consultation in all matters connected to the operations of the Company;

4.5                                 Assistance in negotiations with other parties in implementing the commercial activities of the Company, whether in existing areas of operation or in new areas;

4.6                                 Assistance in raising capital for the purpose of expansion; and

4.7                                 Assistance in dealings with Government authorities including Government ministries.

The range of services provided as mentioned above will be agreed upon by the Company and Kardan from time to time, in accordance with the needs of the Company.

5.               For the services specified above, the Company will pay to Kardan a fixed annual amount of US$163,000 (plus VAT), or a pro rata portion thereof for a period of less than a year, according to the representative exchange rate of the US dollar on the day of the payment.

The amount specified in this clause 5 will be paid by the Company in four equal quarterly installments. Each installment will be paid at the end of each quarter.

6.               The agreement will come into effect on 1.1.2007, and remain in effect until 31.12.2007. The agreement will automatically be renewed for a further term of one year unless Del-Ta and Kardan provide a joint notice to the Company or the Company provides notice to Kardan and Del-Ta, that the agreement will not be renewed. Such notice must be provided at least 30 days prior to the end of the original agreement and/or at the end of the agreement as extended from time to time. For the avoidance of doubt, it is clarified that Del-Ta is not entitled to cancel and/or change the agreement without Kardan’s approval, and Kardan is not entitled to cancel and/or change the agreement without Del-Ta’s approval.

7.               For the avoidance of doubt, it is clarified that the provision of services by Del-Ta and/or Kardan in accordance with this Agreement will not create any liability whatsoever on Del-Ta and/or Kardan in connection with the business and/or consequences of the operations of the Company and/or affiliates of the Company, or any other business of the Company.

8.               As long as Del-Ta and Kardan each have a representative on the Board of Directors of the Company, Del-Ta is hereby obligated to Kardan and Kardan is hereby obligated to Del-Ta to vote against the cancellation and/or non-renewal of the agreement in all votes by the shareholders of the Company.

9.               The parties confirm that the capacity of the Company to enter into this Agreement is in accordance with the law and approved by the Board of Directors and the General Meeting of the Company according to law.

10.         This agreement cancels all other agreements in relation to the provision of management services, if any such agreements exist, between the parties to this agreement, except for the management services agreement between the Company and Kardan dated 29 April 2004 which remains in effect until 31 December 2006, and the management services agreement between the Company and Del-Ta dated 29 April 2004 which remains in effect until 31 December 2006.

In Witness Hereof the Parties Have Hereto Set Their Hands

-Signed-

RRSat Global Communications Network Ltd.

-Signed -

Del-Ta Engineering Equipment Ltd.

- Signed -

Kardan Communications Ltd.